As filed with the Securities and Exchange Commission on August 7, 2017.

Registration Statement No. 333-192931

Registration Statement No. 333-202050

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-192931

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-202050

UNDER

THE SECURITIES ACT OF 1933

COVISINT CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	26-2318591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

26533 Evergreen Road, Suite 500

Southfield, MI 48076

(248) 483-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Covisint Corporation 2009 Long Term Incentive Plan

(Full titles of plans)

John Doolittle

President

Covisint Corporation

26533 Evergreen Road, Suite 500

Southfield, MI 48076

(248) 483-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard B. Holbrook, Esq.

Crowell & Moring LLP

1001 Pennsylvania Avenue NW

Washington, DC 20004-2595

(202) 508-8779

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the U.S. Securities and Exchange Commission (the “SEC”) by Covisint Corporation (the “Company”):

•	Registration Statement No. 333-192931, filed with the SEC on December 18, 2018, as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on December 23, 2013, registering 4,500,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), under the Covisint Corporation 2009 Long Term Incentive Plan (the “2009 LTIP”); and

•	Registration Statement No. 333-202050, filed with the SEC on February 12, 2015, registering 3,000,000 shares of the Company’s Common Stock under the 2009 LTIP;

On July 26, 2017, pursuant to an Agreement and Plan of Merger, dated as of June 5, 2017, among the Company, Open Text Corporation, a Canadian corporation (“Parent”), and Cypress Merger Sub, Inc., a Michigan corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to existing registration statements, including the Registration Statements. Accordingly, pursuant to the undertakings contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offering, the Company is filing these post-effective amendments to the Registration Statements to deregister, and does hereby remove from registration, all securities that had been registered under the Registration Statements that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan, on August 7, 2017.

Covisint Corporation

By:	/s/ John Doolittle
John Doolittle
President

No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.

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